UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2022

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Notes Offering

On November 2, 2022, New Mountain Finance Corporation (the “Company”) completed its previously announced offering of $200 million aggregate principal amount of its 7.50% convertible notes due 2025 (the “Notes”). The offering was consummated pursuant to the terms of a private placement purchase agreement (the “Purchase Agreement”) with the several purchasers, each of whom is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act (the “Purchasers”). Oppenheimer & Co. Inc. acted as the placement agent for the offering. Subject to the terms and conditions of the indenture, dated as of August 20, 2018 (the “Base Indenture”), as supplemented by a third supplemental indenture dated as of November 2, 2022 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) the Notes will be convertible into shares of the Company’s common stock (together with cash in lieu of fractional shares) at an initial conversion rate of 70.4225 shares of the Company’s common stock per $1,000 principal amount of Notes (subject to adjustments by the Company as provided in the Indenture), which is equal to a conversion price of approximately $14.20 per share of our common stock (the “Conversion Price”). The “Conversion Rate” (as defined in the Indenture) and Conversion Price will be subject to adjustment upon the occurrence of certain events. A holder may convert its Notes in whole or in part any time prior to the close of business on the scheduled business day immediately preceding the maturity date of October 15, 2025 (the “Maturity Date”). The Notes may be redeemed on or after July 15, 2025 for cash, in whole or from time to time in part, at the Company’s option, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) accrued and unpaid interest thereon to, but excluding, the redemption date, plus (iii) a make-whole premium based on the present value of the interest from the redemption date to the Maturity Date discounted at T+50 bps. Further, the Notes may be redeemed on or after October 20, 2023 for cash, in whole or from time to time in part, at the Company’s option, if the last reported sale price per share of the Company’s common stock exceeds 130% of the Conversion Price for each of at least 20 trading days, whether or not consecutive, during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) accrued and unpaid interest thereon to, but excluding, the redemption date. In addition, if a “Fundamental Change” (as defined in the Indenture) occurs, then noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. Certain Fundamental Changes will be a “Make-Whole Fundamental Change” (as defined in the Indenture).

The Notes will rank pari passu, or equally in right of payment, with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. The Notes will accrue interest at an annual rate of 7.50% and will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2023.

The offering was made to the Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act. The Purchase Agreement also includes customary representations, warranties and covenants by the Company. The Notes, along with the shares of common stock underlying the Notes, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The Company intends to use the net proceeds from the Notes to launch a tender offer for its existing 5.75% Convertible Notes due 2023 and then, to the extent any net proceeds remain, to repay other outstanding indebtedness and for general corporate purposes.

The description above is only a summary of the material provisions of the Base Indenture and the Supplemental Indenture and is qualified in its entirety by reference to the copy of each which are filed as Exhibit 4.1 and 4.2, respectively, to this current report on Form 8-K and are incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events

On November 2, 2022, NMFC issued a press release, included herewith as Exhibit 99.1, announcing the completion of the Notes offering.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Base Indenture, dated as of August 20, 2018, by and between New Mountain Finance Corporation and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Post-Effective Amendment No. 3 to the registration statement on Form N-2 (File No. 333-218040) filed on August 20, 2018).

4.2	Third Supplemental Indenture, dated as of November 2, 2022, relating to the 7.50% notes due 2025, by and between New Mountain Finance Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee.

4.3	Form of 7.50% notes due 2025 sold in reliance on Rule 501(a) of the Securities Act (incorporated by reference to Exhibit 4.2 hereto).

4.4	Form of 7.50% notes due 2025 sold in reliance on Rule 144A of the Securities Act (incorporated by reference to Exhibit 4.2 hereto).

99.1	Press Release, dated November 2, 2022

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Mountain Finance Corporation

By:	/s/ Joseph W. Hartswell
Name:	Joseph W. Hartswell
Title:	Chief Compliance Officer and Corporate Secretary

Date: November 2, 2022